NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of September 15, 2009, is entered into by and between AMDL, Inc., a Delaware corporation (the “Company”), with its principal executive office at 2492 Walnut Ave., Suite 100, Tustin, California 92780, and St. George Investments, LLC, an Illinois limited liability company (the “Investor”), with its principal executive office at 303 East Wacker Drive, Suite 311, Chicago, Illinois 60601.

A.           The Company has duly authorized the sale and issuance to the Investor of a convertible promissory note in the principal amount of Five Hundred Fifty-Five Thousand Five Hundred Fifty-Five and 56/100 Dollars ($555,555.56) in the form attached hereto as Exhibit A (the “Note”) and a warrant to purchase 500,000 shares of the Company’s common stock (the “Common Stock”) in the form attached hereto as Exhibit B (the “Warrant,” and together with the Note, the “Securities”).

B.           On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to the Investor, the Securities.

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      The Note.

(a)      Issuance of Securities.  At the Closing (as defined below), the Company agrees to issue and sell to the Investor, and, subject to all of the terms and conditions hereof, the Investor agrees to purchase the Securities.

(b)      Closing; Delivery.  The sale and purchase of the Securities shall take place at a Closing (the “Closing”) to be held at such place and time as the Company and the Investor may determine (the “Closing Date”).    At the Closing, the Company will deliver to the Investor the Securities against receipt by the Company of the sum of Four Hundred Ninety-Two Thousand Five Hundred and 00/100 Dollars ($492,500.00) (the “Purchase Price”).

(c)      Use of Proceeds.  The Company shall use the proceeds from the sale of the Securities for working capital and general corporate purposes.

2.      Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Investor as of the date of the Closing that:

(a)      Due Organization, Qualification, etc. Each of the Company and its subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its state of formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement the term “Material Adverse Effect” means a change, event or occurrence that individually, or together with any other change, event or occurrence, has or would reasonably be expected to have a material adverse impact on the financial position, business results, operations or prospects of the Company, taken as a whole.

(b)      Authority. The execution, delivery and performance by the Company of this Agreement, the Note, the Warrant, and the Rights Agreement (as defined below) and the Confession of Judgment (as defined below) (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)      Enforceability. Each Transaction Document (as defined below) executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)      Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate its articles of incorporation or bylaws or other organizational documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company  or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)      Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity (including, without limitation, the shareholders of any person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, except the approval for listing by the NYSE Amex of the shares of Common Stock issuable on conversion of the Note or exercise of the Warrant.

(f)      No Violation or Default. Neither the Company nor any of the Company’s subsidiaries is in violation of or in default with respect to (i) its articles of incorporation  or bylaws or other organizational documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such entity; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such entity is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(g)      Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company or the Company’s subsidiaries at law or in equity in any court or before any other governmental authority which if adversely determined (i) would (alone or in the aggregate) result in a material liability have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

(h)      Title. The Company and the Company’s subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties, subject to no liens except as have been disclosed to the Investor.

(i)      Intellectual Property.

(i)      Ownership.  The Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect.  Except for agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, all of which have been made available for review by the Investor, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity.  The Company has not received any written communication alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis therefor.  The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the present conduct of its business other than in the ordinary course of its business.  There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of Intellectual Property, other than in the ordinary course of its business.

(ii)      No Breach by Employees.  The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted.  Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company of which it is aware.

(j)      Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates delivered by the Company to the Investor pursuant to the Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)           Accuracy of Financial Information Furnished.  The financial information set forth in the Company’s Form 10-K for the period ended December 31, 2008, and Forms 10-Q for the periods ended March 31 and June 30, 2009, respectively (the “Exchange Act Reports”), present fairly in all material respects the financial position of the Company as of the dates indicated and present fairly in all material respects the results of the Company’s operations and financial condition for the periods then ended, and are accurate and complete in all material respects.  Such financial information has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that any unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

(l)           No Commissions.  Except as set forth in Schedule 2(l), the Company has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated by the Transaction Documents.  Any such compensation shall be given, if at all, only in accordance with applicable law.

(m)           S-3 Eligibility.  The Company meets all eligibility requirements to use Form S-3 for registration of securities under the Securities Act of 1933, as amended (the “Securities Act”), and all applicable regulations promulgated thereunder.  The Company covenants to maintain such eligibility until such time as the registration statement contemplated by the Rights Agreement (hereafter defined) shall be declared effective.

(n)           Authorized Shares.  The Company has, as of Closing, and shall at all times until full repayment of the Note maintain, sufficient authorized but unissued shares of Common Stock to meet its obligations, as they may arise from time to time, under the Note and the Warrant.  The Company’s failure to fulfill this covenant shall be deemed, without limiting other remedies, an immediate Event of Default under the Note.

(o)           Listing Approval.  The Company shall have received listing approval from NYSE Amex for the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant as soon as practicable after Closing, but in no event later than November 15, 2009.

(p)           Stockholder Approval.  The Company received stockholder approval for the issuance of 6,500,000 shares of Common Stock, including the shares of Common Stock contemplated hereby pursuant to the Note and the Warrant, at a discount from book or market value at the time of issuance, at a duly called annual meeting of the stockholders held August 21, 2009.

3.      Representations, Warranties and Covenants of the Investor. The Investor represents and warrants to the Company as of the date of the Closing as follows:

(a)      Binding Obligation. The Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)      Access to Information. The Investor acknowledges that the Company has offered the Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by the Investor, and has furnished the Investor with all documents and other information required for the Investor to make an informed decision with respect to the purchase of the Securities.

4.      Conditions to Closing of the Investor.

(a)      Generally.  The Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

(i)      Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(ii)      Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions and the receipt of listing approval for the shares issuable on conversion of the Note or exercise of the Warrants from the NYSE Amex, the Company shall have obtained (a) all governmental approvals required in connection with the lawful sale and issuance of the Note,  and (b) all third party approvals required to be obtained by the Company in connection with the execution and delivery of the Transaction Documents by the Company or the performance of the Company’s obligations thereunder.

(iii)                 Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Securities shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

(iv)                 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor.

(v)      Transaction Documents.  The following documents shall have been executed and delivered by all of the parties thereto (collectively, the “Transaction Documents”):

(1)           This Agreement;

(2)           The Note;

(3)           The Warrant;

(4)           A Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the “Rights Agreement”); and

(5)           A Confession of Judgment substantially in the form attached hereto as Exhibit D (the “Confession”);

5.      Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Securities at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)      Representations and Warranties. The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)      Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, and the listing approval of the NYSE Amex, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c)      Legal Requirements.  At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Securities shall be legally permitted by all laws and regulations to which the Investor or the Company are subject; provided, however, that in the event the Company or the Investor elects not to close based on the failure of this condition, the Company will pay to Investor $10,000 to cover legal fees and due diligence costs.

(d)      Purchase Price.  The Investor shall have delivered to the Company the Purchase Price in respect of the Securities.

6.      Limitations on Shares Issued as Payment of Interest or Principal or on Conversion of Note or Exercise of Warrants.  If at any time after the  Closing , the Investor shall receive (or shall attempt to convert the Note into)  shares of the Company’s Common Stock in payment of interest or principal or on conversion of the Note, or the Investor, shall exercise or attempt to exercise the Warrant, so that the Investor would hold by virtue of such action or receipt of shares of Common Stock under or pursuant to conversion of the Note or exercise of the Warrant a number of shares exceeding 19.99% of the number of shares of the Company’s common stock outstanding on the Closing Date (the “19.99% Cap”), the Company shall not be obligated and shall not issue to the Investor shares of its Common Stock which would exceed the 19.99% Cap, except as may otherwise be approved by the stockholders of the Company and the NYSE Amex.

7.      Miscellaneous.

(a)      Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Investor.  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under the Transaction Documents at the time outstanding (including the Note and the Warrant) and each future holder of all such securities.

(b)      Governing Law; Venue. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law provisions of the State of Illinois or of any other state.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Illinois (or in the event of exclusive federal jurisdiction, the United States District Court Northern District of Illinois).

(c)      Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)      Successors and Assigns. Subject to the restrictions on transfer described in Sections 7(e) and 7(f) below, the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)      Registration, Transfer and Replacement of the Securities. The Securities issuable under this Agreement shall be registered on the books and records of the Company.  The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Securities.  Prior to presentation of the Securities for registration of transfer, the Company shall treat the person or entity in whose name the Securities are registered as the owner and holder of the Securities for all purposes whatsoever, whether or not the Securities shall be overdue, and the Company shall not be affected by notice to the contrary.  Subject to any restrictions on or conditions to transfer set forth in the Note, the holder of the Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of the Note and dated the date to which interest shall have been paid on the Note or, if no interest shall have yet been so paid, dated the date of the Note.

(f)      Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor, which consent may be withheld at the sole discretion of the Investor; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, the Investor shall not unreasonably withhold, condition or delay such consent.

(g)      Advice of Counsel. In connection with the preparation of this Agreement and all other Transaction Documents, each of the Company, its shareholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Agreement and all of the other Transaction Agreements acted as legal counsel to Investor only.  Each of the Company, its shareholders, officers, agents, and representatives (i) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Transaction Documents with legal counsel of his/her/its choice, and (ii) either has sought such legal counsel or hereby waives the right to do so.

(h)      No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

(i)      Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement between the Company and the Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(j)      Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows:  (i) if to the Investor, at the Investor’s address set forth above, or at such other address as the Investor shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s address set forth above, or at such other address as the Company shall have furnished to the Investor in writing.  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed or sent by electronic mail, upon confirmation of receipt.

(k)      Severability of this Agreement. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(l)      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.  Facsimile copies of signed signature pages will be deemed binding originals.

(m)             Expenses. The Company acknowledges and agrees that an amount equal to all legal fees incurred by the Investor in drafting the Transaction Documents and due diligence costs in evaluating the transaction (estimated to be $10,000.00) is payable by the Company.  A $2,500.00 portion of these costs was sent by the Company to the Investor prior to drafting the documents and the other $7,500.00 has been deducted from the Purchase Price for the Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

Exhibits:

Exhibit A                      --           Note
Exhibit B                      --           Warrant
Exhibit C                      --           Rights Agreement
Exhibit D                      --           Confession

COMPANY:

AMDL, INC.,
                                                                                                a Delaware corporation

                                                                                               By:
                                                                                                             Name:
                                                                                                             Title:

INVESTOR:

ST. GEORGE INVESTMENTS, LLC,
an Illinois limited liability company

By:
Name:
Title:

[Signature page to Note Purchase Agreement]

EXHIBIT A

NOTE

EXHIBIT B

WARRANT

EXHIBIT C

RIGHTS AGREEMENT

EXHIBIT D

CONFESSION

SCHEDULE 2(l)

So long as it may lawfully do so, the Company will pay the sum of $25,000 to Galileo Asset Management, S.A.